Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Annual Report on Form 10-K of Qlik Technologies Inc. (the “Company”) for the year ended December 31, 2010, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lars Björk, President, Chief Executive Officer, and Director of the Company, and William G. Sorenson, Chief Financial Officer, Treasurer, and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ LARS BJÖRK

Lars Björk
President, Chief Executive Officer, and Director
(Principal Executive Officer)
March 16, 2011

By:	/s/ WILLIAM G. SORENSON

William G. Sorenson
Chief Financial Officer, Treasurer, and Secretary
(Principal Financial Officer)
March 16, 2011
This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Qlik Technologies Inc. and will be retained by Qlik Technologies Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.